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                                                                       EXHIBIT F


                      PARTNERS OF FIDELITY VENTURES LIMITED
                  AND DIRECTORS AND EXECUTIVE OFFICERS THEREOF

       Fidelity Ventures Limited ("FVL"), a private equity concern, is a limited partnership of which Fidelity Capital Associates, Inc. ("FCA") is the general partner and a wholly owned subsidiary of FMR Corp., a diversified financial services company. FMR Corp. is the limited partner of FVL and holds a majority interest in FVL. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employment of the directors and executive officers of FCA and FMR Corp. Each person is a citizen of the United States (except Mr. Kelly, who is a citizen of Canada), with a principal business address of 82 Devonshire Street, Boston, MA 02109. To the knowledge of IMS Health Incorporated, none of the individuals set forth below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years. None of the individuals set forth below has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction during the last five years as a result of which any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

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Name                               Present Principal Occupation or Employment
----                               ------------------------------------------
FIDELITY CAPITAL ASSOCIATES, INC.
---------------------------------

William R. Elfers                  Vice President of FCA. Managing Director of Fidelity
                                   Ventures and Chairman and Chief Executive Officer of
                                   Community Newspaper Company.

George K. Hertz                    Vice President of FCA. Managing Director of Fidelity
                                   Ventures.

Timothy T. Hilton                  President and Director of FCA. President of Fidelity
                                   Ventures

Robert E. Ketterson Jr             Vice President of FCA. Vice President of Fidelity
                                   Ventures.

Peter Mann                         Vice President of FCA.

Stephen G. Manning                 Chief Financial Officer and Vice President of FCA.

Paul L. Mucci                      Vice President of FCA.

John J. Remondi                    Vice President and Director of FCA. President of
                                   Fidelity Investors Management LLC. Managing Director
                                   of Fidelity Ventures.

Laurel M. Watts                    Vice President of FCA. Chief Administrative Officer
                                   of Fidelity Capital.

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Name                               Present Principal Occupation or Employment
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
FMR CORP.
---------

Stephen P. Akin                    President of Fidelity Capital.

J. Gary Burkhead                   Vice Chairman and Director of FMR Corp.

William L. Byrnes                  Director of FMR Corp.

James C. Curvey                    President and Chief Operating Officer of FMR Corp.
                                   and Director of FMR Corp.

Steven E. Elterich                 President of Fidelity E-Commerce .

Ilene B. Jacobs                    Executive Vice President, Human Resources of FMR
                                   Corp.

Abigail P. Johnson                 Director of FMR Corp. Senior Vice president and
                                   Associate Director of Fidelity Management & Research
                                   Company.

Edward C. Johnson 3d               Chairman of the Board and Chief Executive Officer of
                                   FMR Corp. and Director of FMR Corp.

Stephen P. Jonas                   Executive Vice President and Chief Financial Officer
                                   of FMR Corp.

Timothy T. Hilton                  President of Fidelity Ventures.

Kevin J. Kelly                     President of Fidelity Investments Institutional
                                   Services Company, Inc.

Mark A. Peterson                   President of Fidelity Corporate Systems and
                                   Services.

Robert C. Pozen                    President of Fidelity Management & Research Company.

Robert L. Reynolds                 President of Fidelity Investments Institutional
                                   Retirement Group.

Roger T. Servison                  President of Fidelity Brokerage Services Japan, LLC.

David C. Weinstein                 Executive Vice President and Chief of Administration
                                   and Government Affairs of FMR Corp.

George A. Vanderheiden             Director of FMR Corp. Senior Vice President of
                                   Fidelity Management & Research Company.

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